[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.30(ii)

February 13, 2012

Ted W. Love, M.D.

c/o Onyx Pharmaceuticals, Inc.

249 E. Grand Ave.

South San Francisco, CA 94080

Re: Transition and Retirement Agreement

Dear Ted:

As discussed, this letter sets forth the terms of the transition and retirement agreement (the “Agreement”) between you and Onyx Pharmaceuticals, Inc. (“Onyx” or the “Company”).

1.	RETIREMENT DATE; TRANSITION EMPLOYMENT TERMS.

(a) Retirement Date. As discussed, you will retire and resign from your employment with the Company effective on August 1, 2012. Both you and the Company retain the right to accelerate your retirement to a date prior to August 1, 2012 for any reason upon written notice to the other party. Your actual resignation and retirement date is referred to herein as the “Retirement Date.” On the Retirement Date, your employment with the Company will end, and you will thereafter hold no employment position with the Company or any of its subsidiary entities, and no other position with the Company except for the post-employment consulting role as provided under Section 4 of this Agreement. Until the Retirement Date (the “Transition Employment Period”), your at-will employment will continue under the terms set forth in this Agreement.

(b) Position, Reporting Relationship, Transition Plan and Duties. You will continue in the position of Executive Vice President, R&D and Technical Operations through at least April 1, 2012, and then you will assume a new transitional role and title to be defined with the Company’s Chief Executive Officer (“CEO”) and which shall include reduced working hours. During the Transition Employment Period, you will be expected to work with the CEO, the executive team, and others within the Company to successfully execute the Transition Plan attached hereto as Exhibit A, including but not limited to satisfactory achievement of the Achievement Based deliverables and use of your best efforts for the Best Effort Based deliverables as set forth in Exhibit A. Also, during the Transition Employment Period, you are expected to continue to comply with your contractual and fiduciary obligations to the Company, including but not limited to full compliance with the Company’s policies and procedures.

February 13, 2012

Ted W. Love, M.D.

(c) Compensation and Benefits During the Transition Employment Period. During the Transition Employment Period:

(i) You will continue to be paid your current base salary, and you will remain eligible for consideration of both a merit base salary increase for 2012 and a new annual equity award (which is typically awarded the last business day of March);

(ii) You will continue to participate in the employee benefit plans in which you are currently enrolled (subject to the terms and conditions of the benefit plans); and

(iii) Your outstanding compensatory equity awards (the “Equity Awards”) will continue to vest in accordance with the applicable vesting schedules (to the extent that any vesting or release dates occur during the Transition Employment Period).

(d) 2011 Annual Bonus. You will remain eligible for consideration of an annual bonus for 2011 under the Company’s annual bonus program, with any bonus amount to be determined by the Compensation Committee of the Company’s Board of Directors consistent with the treatment of other eligible executives and to be paid on the regular annual bonus payment date.

2.	FINAL ACCRUED SALARY AND VACATION; COBRA ELIGIBILITY.

(a) Final Salary and Vacation. On the Retirement Date, the Company will pay you all accrued base salary earned through the Retirement Date, and all accrued and unused vacation earned through the Retirement Date (if any), subject to standard payroll deductions and withholdings. You are entitled to these payments by law and will receive them regardless of whether or not you sign this Agreement.

(b) COBRA Eligibility. To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits after the Retirement Date if you so elect. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice of your COBRA rights and obligations within the timing required by law. You will be responsible for payment of your full COBRA premiums, except as provided otherwise under Section 3 (Retention and Severance Benefits).

3.	RETENTION AND SEVERANCE BENEFITS.

(a) No Current Entitlement to Severance. You acknowledge and agree that your anticipated resignation and retirement will not qualify as a “Covered Termination” under the terms of either the Company’s Executive Severance Benefit Plan effective as of December 3, 2008 (the “Severance Plan”) or the Amended and Restated Executive Change in Control Severance Benefits Agreement (the “Change in Control Agreement”) between you and the Company dated May 18, 2011 (regardless of whether the Company undergoes a “Change in Control” (as defined in the Change in Control Agreement) prior to, on or following the Retirement Date), and that you are not entitled to any severance or other benefits under the Severance Plan or Change in Control Agreement, or under any other severance program or agreement with the Company.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

(b) Retention and Severance Benefits Under This Agreement. Although the Company is not otherwise obligated to provide any severance benefits due to your resignation, if: (i) you timely enter into this Agreement, you comply fully with your obligations hereunder, and you allow the releases contained herein to become effective, (ii) your resignation from the Company constitutes a “separation from service” (as defined under United States Treasury Regulation Section 1.409A-1(h), a “Separation from Service”), (iii) your actual Retirement Date is August 1, 2012 (or an earlier Retirement Date as may be specified by the Company, as set forth in Section 3(b)(vi)), and (iv) on or within twenty-one (21) days after the Separation from Service date you sign, date, and return to the Company the Retirement Date Release attached hereto as Exhibit B (and you do not subsequently revoke it), then the Company will provide you with the following retention and severance benefits (the “Retention and Severance Benefits”):

(i) Retention and Severance Payment. You will receive a lump cash retention and severance payment in an amount of up to twelve (12) months of your final base salary, subject to required payroll deductions and tax withholdings (the “Retention and Severance Payment”). The actual Retention and Severance Payment amount will be determined by the Company based on your level of achievement of the Achievement Based Transition Plan deliverables (as identified on Exhibit A), and the payment amount will be equal to twelve (12) months of your final base salary only if you fully achieve all of the Achievement Based Transition Plan deliverables. If you do not fully achieve all of the Achievement Based deliverables, the Retention and Severance Payment amount will be prorated based on the percentages assigned to the Achievement Based deliverables as set forth on Exhibit A; for example, if you achieved all Achievement Based deliverables with the exception of the deliverable “Complete ASPIRE enrollment by 5/30/12” (which is assigned a percentage of 15%), the Retention and Severance Payment amount shall be 85% of twelve (12) months of your final base salary. Notwithstanding the foregoing, if you are unable to achieve an Achievement Based deliverable due to an action or omission of the Company, the Retention and Severance Payment amount shall not be prorated based on such unachieved deliverable(s). The Retention and Severance Payment will be paid on the thirtieth (30th) day following the applicable Separation from Service date (or if such thirtieth (30th) day is not a regular business day, on the next regular business day thereafter).

(ii) Company-Paid COBRA Premiums. If, following the Retirement Date, you timely and properly elect continued coverage under COBRA, then the Company shall pay the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents until the earliest of (A) a maximum of the first twelve (12) months of your COBRA coverage (with the specific number of months under this subsection (A) to be prorated in the same manner as the Retention and Severance Payment amount in the event you do not achieve all of the Achievement Based Transition Plan deliverables), (B) the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

expiration of your (or your dependents’) eligibility for continuation coverage under COBRA, and (C) the date when you become eligible for group health insurance coverage in connection with new employment or self-employment. If you become eligible for coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA coverage during the period provided in this section, you must immediately provide written notice to the Company of such event, and the Company’s obligation to pay COBRA premiums on your behalf shall cease.

(iii) Extended Exercise Period. The Company will amend the regular post-termination exercise period applicable to your currently-outstanding stock options granted under the Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan, as amended (the “Equity Plan”) so that you may exercise those stock options until the earliest of the following (the “Extended Options Exercise Period”): (A) six (6) months following the last day of the Consulting Period (as defined in Section 4(a)), (B) the Expiration Date set forth in the applicable stock option agreement, (C) the effective date of a Change in Control (as defined in the Equity Plan), and (D) the date you breach this Agreement or your Confidential Information Agreement (as defined below).

(iv) Health Service Act Issues. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that its payment of COBRA premiums on your behalf as provided above would result in the Company’s incurring costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying such COBRA premiums on your behalf, the Company will pay you on the last day of each remaining month of the time period for COBRA payments provided above, a cash payment which shall be in the net amount that is equal to the COBRA premium for that month, subject to applicable tax withholding.

(v) Tax Consequences. It is important to understand that the amendments contemplated by this Agreement to your currently-outstanding stock options may result in such options losing incentive stock option status (and converting to nonstatutory options). The Company is not providing any tax advice or guidance to you, and you are strongly encouraged to seek advice concerning the tax aspects of this Agreement (including with respect to your Equity Awards) from your personal tax advisors. Except as amended hereby, your rights to the Equity Awards are governed in full by your stock award agreements and the Equity Plan.

(vi) Retention and Severance Benefits For Early Retirement Date Accelerated By The Company. Notwithstanding the foregoing, you will be eligible for the full Retention and Severance Benefits (without any prorating due to less than full achievement of the Achievement Based deliverables) if the Company accelerates the Retirement Date prior to August 1, 2012 for any reason other than your material breach of this Agreement, your material breach of the Confidential Information Agreement, or due to any other reason that qualifies as “Cause” under the Severance Plan, provided that the other conditions for receipt of the Retention and Severance Benefits set forth in this Agreement are satisfied. You will not be eligible for any amount of the Retention and Severance Benefits if (A) the Company accelerates the Retirement

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

Date due to your material breach of this Agreement, your material breach of the Confidential Information Agreement, or any other reason that qualifies as “Cause” under the Severance Plan, or (B) you accelerate the Retirement Date.

4.	CONSULTING RELATIONSHIP.

(a) Consulting Period. If: (i) you timely enter into this Agreement, you comply fully with your obligations hereunder, and you allow the releases contained herein to become effective, (ii) the Retirement Date is August 1, 2012 (or the Retirement Date is accelerated to an earlier date by the Company and you remain eligible for the Retention and Severance Benefits as set forth in Section 3(b)(vi)), and (iii) you have satisfied all conditions for the Retention and Severance Benefits set forth in Section 3 (including but not limited to timely signing the Retirement Date Release and not subsequently revoking it), the Company agrees to retain you, and you agree to make yourself available to perform services, as a consultant to the Company under the terms and conditions provided in this Agreement, effective on the Retirement Date and continuing through December 31, 2012 unless terminated earlier by either party as provided herein (the “Consulting Period”). The parties may terminate the Consulting Period prior to December 31, 2012 upon written notice to the other party only if the other party materially breaches this Agreement (including but not limited to Section 12 (Nondisparagement)), or if you materially breach the Confidential Information Agreement. In addition, on or about December 31, 2012, the parties can mutually agree to extend the Consulting Period beyond December 31, 2012, in a writing signed by both parties.

(b) Consulting Services. During the Consulting Period, you shall make yourself available to provide consulting services (the “Services”) in your areas of expertise, as may be requested by the Company from time to time during the Consulting Period. Your work will be directed by the CEO. There is no guaranteed minimum amount of Services that you will be asked to provide, and the amount of Services may vary over time. Notwithstanding the foregoing, the maximum amount of anticipated Services will be thirty-four (34) hours per month during the Consulting Period; that is, we expect that your Retirement Date will be a Separation from Service. You shall exercise the highest degree of professionalism and utilize your expertise and creative talents in performing the Services. During the Consulting Period, you shall be free to pursue other employment or consulting engagements with third parties, provided your other engagements do not unreasonably interfere with your performance of your Services to the Company and are not employed by or otherwise involved with entities or individuals that compete, or are preparing to compete, with the Company. The Company shall not require you to perform the Services in a manner that would unreasonably interfere with your performance of your other professional duties; any such potential conflicts should be discussed with the CEO.

(c) Consulting Compensation. In consideration for the Services provided and your continued availability, you will receive the following as your sole compensation for the Services:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

(i) Consulting Fees. During the Consulting Period, the Company will pay you consulting fees at an hourly rate of $500.00 (prorated for any partial hours of Services) for the consulting Services you actually provide (the “Consulting Fees”). For each month in which you provide Services, you will submit an invoice to the Company which lists the dates and amount of Services you provided, along with a summary description of the Services. The Company will pay your undisputed Consulting Fees (and any reimbursable expenses, discussed in subsection (ii) immediately below, which also must be listed on the monthly invoice for the month in which the expenses were incurred), within thirty (30) days of receipt of your invoices.

(ii) Reimbursable Expenses. The Company will reimburse you, pursuant to its regular business practice, for reasonable, documented business expenses incurred in performing the Services (if any) provided that these expenses have been pre-approved in writing by the CEO. In addition, after April 1, 2012 and continuing during the Consulting Period, the Company will reimburse you for documented expenses you incur seeking or establishing other professional opportunities, up to a maximum reimbursement amount of $35,000.00 (in the aggregate). If the total reimbursement amount paid to you by the Company under the immediately preceding sentence is less than $35,000.00, the Company will pay you a lump sum taxable payment equal to the difference between such total reimbursement amount and $35,000.00, and such payment, if applicable, shall be paid to you within forty-five (45) days after the end of the Consulting Period, to allow sufficient time for processing and payment of your final consulting invoice.

(iii) Equity. You and the Company agree that your conversion from an employee to an independent contractor of the Company, as contemplated by this Agreement, will not result in a termination of your “Continuous Service” for purposes of the Equity Plan and your Equity Awards. Accordingly, to the extent consistent with the Equity Plan and your stock award agreement(s), vesting of your Equity Awards will continue (subject to your Continuous Service) during the Consulting Period. In addition, if, during the Consulting Period, the Company undergoes a “Change in Control” (as defined in the Change in Control Agreement), then, effective as of the consummation date of the Change in Control, vesting of the Equity Awards will accelerate such that the Equity Awards will become vested as if the Consulting Period had continued through December 31, 2012, and no further vesting of the Equity Awards will occur regardless of whether the Consulting Period continues thereafter.

(d) Protection of Information. You agree that, during the Consulting Period and thereafter, you will not, except for the purposes of performing your Services, use or disclose any confidential or proprietary information or materials of the Company that you obtain or develop in the course of performing the Services. Any and all work product you create in the course of performing the Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property and work product developed in the course of performing the Services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

(e) Authority During Consulting Period. After the Retirement Date, you will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, and you shall not represent or purport to represent the Company in any manner whatsoever to any third party unless authorized to do so in writing by the Company.

(f) Independent Contractor Status. You acknowledge and agree that during the Consulting Period you will be an independent contractor of the Company and not an employee, and you will not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, workers’ compensation insurance coverage, profit sharing or retirement benefits, other than your rights to continued group health insurance coverage under COBRA or as otherwise provided by law. Because you will perform the Services as an independent contractor, the Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions, and the Consulting Fees shall be reported on an Internal Revenue Service Form 1099. You acknowledge and agree to accept exclusive liability for complying with all applicable local, state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions related to the Consulting Fees. In the event that any federal, state or local taxing authority determines that you are an employee rather than an independent contractor, you agree to indemnify the Company for and against any taxes, withholdings, interest and penalties (with the exception of employer’s share of Social Security, if any), arising from the Company’s payment of the Consulting Fees.

5. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you have not earned, are not owed, and will not receive from the Company any additional compensation, retention benefits, severance, equity vesting or equity awards, or benefits during the Employment Transition Period or on or after the Retirement Date, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). By way of example but not limitation, you acknowledge that you have not earned, are not owed, and will not be provided, any bonus (including but not limited to a bonus for 2012), incentive compensation, commissions, or equity, unless expressly provided herein.

6. EMPLOYMENT-RELATED EXPENSE REIMBURSEMENTS. You agree that, no later than the Retirement Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Retirement Date, if any, for which you seek reimbursement. The Company will reimburse you for your legitimate and fully documented expenses pursuant to its regular business practice.

7. RETURN OF COMPANY PROPERTY. Unless the Company otherwise authorizes you to retain any documents or property in connection with the consulting Services (which must be returned upon termination of the Consulting Period or upon the Company’s earlier request, without retention of any reproductions), you agree to return to the Company, no later than the Retirement Date (or earlier if requested by the Company), all Company documents (and all

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

copies thereof), information, and other property of the Company in your possession or control, including, but not limited to, Company files, notes, correspondence, memoranda, notebooks, drawings, records, reports, lists, compilations of data, research and development information, proposals, agreements, drafts, minutes, studies, plans, forecasts, purchase orders, research and development information, financial and operational information, product and training information, contact lists or directories, sales and marketing information, personnel and compensation information, vendor information, promotional literature and instructions, product specifications and manufacturing information, computer-recorded information, electronic information (including e-mail and correspondence), other tangible property and equipment (including, but not limited to, computer equipment, facsimile machines, and cellular telephones), credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information within the timing set forth above. In addition, if you have used any personally owned computer, server, e-mail system, mobile phone, portable electronic device (e.g., BlackBerry), (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then no later than the Retirement Date, you will provide the Company with a computer-useable copy of all such information and then permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form. You agree to provide the Company access to your Personal Systems, as requested, for the purpose of verifying that the required copying and/or deletion is completed. Your timely compliance with the requirements of this paragraph is a precondition to the Retention and Severance Benefits (to the extent applicable) and the consulting arrangement provided under this Agreement.

8. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you acknowledge and reaffirm your continuing obligations under your Employee Confidential Information and Inventions Assignment Agreement with the Company that you signed on January 28, 2010 (the “Confidential Information Agreement”), which include but are not limited to your obligations not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company, and your obligations not to engage in certain solicitations as provided under Section 4 of the Confidential Information Agreement. A copy of your signed Confidential Information Agreement is attached hereto as Exhibit C.

9. INDEMNITY AGREEMENT. You are entitled to certain indemnification rights under the terms of your Indemnity Agreement with the Company, which was entered into in connection with your hire (a copy of which is attached as Exhibit D), and such rights are not impacted by this Agreement. You will be considered an agent of the Company for purposes of the Indemnity Agreement only during your continued employment with the Company.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

10. DISCLOSURE OF CONSULTANT STATUS AND AGREEMENT FILING. During the Consulting Period, you and the Company may inform third parties that you are engaged as a consultant to the Company. The Company anticipates that it will be required to file this Agreement and/or a summary of its terms with the federal Securities Exchange Commission in accordance with the Securities Exchange Act and its regulations and, as a result, this Agreement and its terms will become publicly available.

11. NONDISPARAGEMENT. You agree not to disparage the Company and its officers, directors, employees, shareholders, agents, assets and programs in any manner likely to be harmful to them or their business, business reputations or personal reputations, and the Company agrees to direct its officers and directors not to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation; provided that all parties may respond accurately and fully to any inquiry or request for information in the course of a government investigation or as required by compulsion of law (including as required by a subpoena).

12. COMMUNICATION PLAN. You and the Company will work together to prepare a communication plan that will include the substance of a public statement concerning your transition arrangement and retirement from the Company.

13. NO VOLUNTARY ADVERSE ACTION; AND COOPERATION. You agree that you will not voluntarily assist any person in bringing or pursuing any claim or action of any kind against the Company or its parent, subsidiary, or affiliate entities, or their officers, directors, members, employees or agents, except in the course of a government investigation or as required by compulsion of law (including as required by a subpoena). In addition, you agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties (e.g., demands to produce documents or testimony pursuant to subpoena), or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews with the Company or its counsel, and in deposition and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you may incur in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs. In addition, you agree to execute all documents (if any) necessary to carry out the terms of this Agreement.

14. NO ADMISSIONS. Nothing contained in this Agreement shall be construed as an admission by you or the Company of any liability, obligation, wrongdoing or violation of law.

15.	RELEASE OF CLAIMS.

(a) General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, including but not limited to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

the Transition Employment Period arrangement, you hereby generally and completely release the Company, its parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company (other than claims for current payroll and accrued and unused vacation); (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the federal Family and Medical Leave Act (as amended), the California Family Rights Act, the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

(b) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you have pursuant to the Indemnity Agreement, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights or claims which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement. In addition, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that you acknowledge and agree that you are hereby waiving your right to any monetary benefits in connection with any such claim, charge or proceeding. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

(c) ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and release you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner); (iv) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

(d) Section 1542 Waiver. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

16. DISPUTE RESOLUTION. To aid in the rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all claims, disputes or controversies of any nature whatsoever arising from or regarding the interpretation, performance, negotiation, execution, enforcement or breach of this Agreement, your employment relationship, or the termination of your employment relationship, including but not limited to statutory claims (collectively, “Claims”), shall be resolved to the fullest extent permitted by law, by final, binding, and (to the extent permitted by law) confidential arbitration conducted by JAMS, Inc. (“JAMS”) before a single arbitrator in San Francisco, California in accordance with the applicable JAMS rules then in effect (provided that, if such rules conflict with this paragraph in any manner, the terms of this paragraph shall control). Claims subject to this arbitration provision shall (a) include, but not be limited to, Claims pursuant to any federal, state or local law or statute, including (without limitation) the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act of 1990; the federal Fair Labor Standards Act; the California Fair Employment and Housing Act; and Claims in contract, tort, or common law, including (without limitation) Claims for breach of contract or other promise, discrimination, harassment, retaliation, wrongful discharge, fraud, misrepresentation, defamation and/or emotional distress; and (b) exclude Claims that by law are not subject to arbitration. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of all Claims and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The Company shall pay all JAMS fees in excess of the amount of filing and other court-related fees you would have been required to pay if the Claims were asserted in a court of law. You will have the right to be represented by legal counsel at any arbitration proceeding at your own expense. You and the Company acknowledge that, by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any Claims through a trial by jury or judge or by administrative proceeding. Nothing in this Agreement shall prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

17. MISCELLANEOUS. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into, and shall be construed and enforced, in accordance with the laws of the State of California without regard to conflicts of law principles. This Agreement may be executed in counterparts, each of which shall be deemed to be part of one original and facsimile signature or signatures transmitted via .PDF file shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign below and return this signed Agreement to me within twenty-one (21) days. If you do not sign this Agreement and return it to the Company within the aforementioned timeframe, the Company’s offer contained herein, including but not limited to the offer of the retention and severance benefits arrangement and potential consulting relationship will expire.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 13, 2012

Ted W. Love, M.D.

We look forward to continuing to work with you. We wish you good luck in your future endeavors.

Sincerely,

ONYX PHARMACEUTICALS, INC.

By:	/s/ Kaye Foster-Cheek
Kaye Foster-Cheek
Senior Vice President
Global Human Resources

Exhibit A — Transition Plan

Exhibit B — Retirement Date Release

Exhibit C — Employee Confidential Information and Inventions Assignment Agreement

Exhibit D — Indemnity Agreement

REVIEWED, UNDERSTOOD, AND AGREED:

Ted W. Love, M.D.	14 Feb 2012
Ted W. Love, M.D.	Date

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

TRANSITION PLAN

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RETIREMENT DATE RELEASE

(To be signed and returned on or within 21 days from the Retirement Date.)

In exchange for and as a condition of the Retention and Severance Benefits to be provided to me under the terms of the Transition and Retirement Agreement between me and Onyx Pharmaceuticals, Inc. dated February 13, 2012, I am providing the following Retirement Date Release (the “Release”). Defined terms not separately defined herein have the definitions set forth in the Agreement.

(1) General Release. I hereby generally and completely release the Company, its parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (ii) all claims related to my compensation or benefits from the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all claims arising under or based on the Severance Plan or Change in Control Agreement; (v) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (vi) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

(2) Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification I have pursuant to my Indemnity Agreement with the Company, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights or claims which are not waivable as a matter of law; and (iii) any claims for breach of the Agreement arising after the date that I sign this Release. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that I acknowledge and agree that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

B-1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3) ADEA Waiver. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and release I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (i) my waiver and release does not apply to any rights or claims that arise after the date I sign this Release; (ii) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (iii) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner); (iv) I have seven (7) days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company’s General Counsel); and (v) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release provided that I do not revoke it (the “Effective Date”).

(4) Section 1542 Waiver. In giving the releases set forth herein, which include claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

(5) Representations. I hereby represent that I have been paid all compensation owed and for all time worked, I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, any applicable state or federal law or Company policy, and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

REVIEWED, UNDERSTOOD, AND AGREED:

Ted W. Love, M.D.

Date

B-2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

C-1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Onyx Pharmaceuticals, Inc or its subsidiaries or affiliates (the “Company”), and the compensation paid to me now and during my employment with the Company, I agree to the terms of this Agreement as follows:

1.	CONFIDENTIAL INFORMATION PROTECTIONS.

1.1 Nondisclosure; Recognition of Company’s Rights. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information (defined below), except as may be required in connection with my work for Company, or as expressly authorized in writing by an officer of Company. I will obtain such officer’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I have or may acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, techniques, methodologies, techniques, processes, assay systems, procedures, tests, formulations, gene sequences and loci, compounds, micro-organisms or other cell types, proteins, peptides, genetic and other biological material, computer programs, algorithms, software, reports, documentation, equipment, and devices; (b) information regarding products, services, plans for research and development, unpublished test results, clinical trials, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

1.3 Third Party Information. I understand that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with my work for Company or unless expressly authorized by an officer of Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by me in confidence or trust prior to my employment by Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. During my employment by Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party, nor will I bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

2.	INVENTIONS.

2.1 Inventions and Intellectual Property Rights. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, methods, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other patentable or copyrightable works, and techniques and all Intellectual Property Rights in any of the items listed above. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.

2.2 Prior Inventions. I have disclosed on Exhibit A a complete list of all Inventions that (a) I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company; (b) in which I have an ownership interest or which I have a license to use; and (c) I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined below) without Company’s prior written consent. If, in

1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

2.3 Assignment of Company Inventions. Inventions assigned to the Company or to a third party as directed by the Company pursuant to the section titled “Government or Third Party” are referred to in this Agreement as “Company Inventions.” Subject to the section titled “Government or Third Party” and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and that I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company.

2.4 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after my employment ends, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor.

2.5 Government or Third Party. I agree that, as directed by the Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.

2.6 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment, I will assist Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to Company Inventions in all countries. If the Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

2.7 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of, the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that (a) during the term of my employment by Company, I will not, without Company’s express written consent, engage in any employment or business activity directly related to or competitive with the business in which the Company is now or becomes involved, or would otherwise conflict with my obligations to the Company. To protect the Company’s Intellectual Property Rights, and because of the position in the Company that I hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not (a) directly or indirectly, solicit, induce or encourage, or attempt to solicit, induce, or encourage or otherwise cause any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, independent contractor, or consultant to or for any other person or entity (or any such employee, consultant or independent contractor who has terminated their relationship with the Company within the six months prior to the date of the action prohibited hereunder), or (b) directly or indirectly solicit the business of any client or customer of the Company (other than on behalf of the Company) if such solicitation would involve the unauthorized use or disclosure of the Company’s Confidential Information.

5. RETURN OF COMPANY PROPERTY. Upon termination of my employment or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Confidential Information

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide the Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company’s personnel at any time with or without further notice. Prior to the termination of my employment or promptly after termination of my employment, I will cooperate with Company in attending an exit interview and certify in writing that I have complied with the requirements of this section.

6. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise.

7.	GENERAL PROVISIONS.

7.1 Governing Law and Venue. This Agreement and any action related thereto will be governed, controlled, interpreted and defined by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I hereby expressly consent to the personal jurisdiction and venue in the state and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

7.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

7.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor-in-interest or other assignee and be binding upon my heirs and legal representatives.

7.4 Employment. I agree and understand that nothing in this Agreement shall give me any right to continued employment by Company, and it will not interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause and with or without advance notice.

7.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of such change to the other party.

7.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

7.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

7.8 Export. I agree not to export, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.

7.9 Entire Agreement. The obligations pursuant to sections of this Agreement titled “Confidential Information Protections” and “Inventions” shall apply at any time during which I was previously employed, or am in the future employed by Company or, to the fullest extent permitted by law, to any time during which I was previously engaged, or am in the future engaged, by Company as an independent contractor, if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and an officer of the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This Agreement shall be effective as of the first day of my employment with Company.

EMPLOYEE:		ONYX PHARMACEUTICALS, INC.:

I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS IT WITH INDEPENDENT LEGAL COUNSEL.		ACCEPTED AND AGREED:

	/s/ Ted W. Love		/s/ Leonie McConville
	(Signature)		(Signature)

By:	Ted W. Love	By:	LEONIE MCCONVILLE

Title:	EVP, Head of R&D	Title:	SR. DIRECTOR, HUMAN RESOURCES

Date:	1/28/10	Date:	1/27/10

Address:		Address:	2100 POWELL ST, EMERYVILLE, CA 94608

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

INVENTIONS

1. Prior Inventions Disclosure. The following is a complete list of all Prior Inventions (as provided in Section 2.2 of the attached Employee Confidential Information and Inventions Assignment Agreement, defined herein as the “Agreement”):

☒	None

☐	See immediately below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below and the proprietary rights and obligations with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.

3.	Limited Exclusion Notification.

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either:

a. Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or

b. Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

INDEMNITY AGREEMENT

D-1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of this 4th day of February, 2010, is made by and between ONYX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and TED W. LOVE, M.D. (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B. The Company’s bylaws (the “Bylaws”) require that the Company indemnify its directors, and empowers the Company to indemnify its officers, employees and agents, as authorized by the Delaware General Corporation Law, as amended (the “Code”), under which the Company is organized and such Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

E. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions.

(a) Agent. For purposes of this Agreement, the term “agent” of the Company means any person who: (i) is or was a director, officer, employee or other fiduciary of the Company or a subsidiary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a subsidiary of the Company, as a director, officer, employee or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

T. Love Indemnity Agreement 02.04.10

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Expenses. For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law. The term “expenses” shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

(c) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action taken by Indemnitee or of any action on Indemnitee’s part while acting as director, officer, employee or agent of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(d) Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e) Independent Counsel. For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law

T. Love Indemnity Agreement 02.04.10

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2. Agreement to Serve. Indemnitee will serve, or continue to serve, as a director, officer, employee or agent of the Company or any subsidiary, as the case may be, faithfully and to the best of his or her ability, at the will of such corporation (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of such corporation, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws or other applicable charter documents of such corporation, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity.

The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

3.	Indemnification.

(a) Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all expenses, actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding.

(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings.

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4. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter to which they are entitled to indemnification hereunder, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Advancement of Expenses. To the extent not prohibited by law, the Company shall advance the expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and upon request of the Company, an undertaking to repay the advancement of expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses. Advances shall include any and all expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).

7.	Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint,

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indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

(b) Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company. Indemnification payments requested by Indemnitee under Section 3 hereof shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee. Claims for advancement of expenses shall be made under the provisions of Section 6 herein.

(c) Application for Enforcement. In the event the Company fails to make timely payments as set forth in Sections 6 or 7(b) above, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board of Directors, stockholders or independent counsel) that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

(d) Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8. Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel to defend such proceeding shall be subject to the indemnification and advancement of expenses provisions of this Agreement.

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9. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any subsidiary (“D&O Insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

10.	Exceptions.

(a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below); (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

(b) Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to

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Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Bylaws or Certificate of Incorporation or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law. However, indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c) Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

(d) Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the SEC under the Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

11. Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Company’s Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an agent of the Company, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all

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or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12. Term. This Agreement shall continue until and terminate upon the later of: (a) five (5) years after the date that Indemnitee shall have ceased to serve as a director or and/or officer, employee or agent of the Company; or (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Indemnitee was granted rights of indemnification or advancement of expenses hereunder.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against an Indemnitee or an Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of

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the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

16. Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

18. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

20. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation, Bylaws, the Code and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

ONYX PHARMACEUTICALS, INC.

By:	/s/ N. Anthony Coles
Name: N. Anthony Coles
Title: President & CEO

INDEMNITEE

/s/ Ted W. Love
Signature of Indemnitee

Ted W. Love, M.D.
Name of Indemnitee

1

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